SCHWAB CAPITAL TRUST

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF

THE SCHWAB PREMIER EQUITY FUND

[                , 2012]

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE SCHWAB CAPITAL TRUST

This proxy is for your use in voting on various matters relating to the Schwab Premier Equity Fund (the “Fund”), a portfolio of Schwab Capital Trust (the “Trust”). The undersigned shareholder(s) of the Fund, revoking previous proxies, hereby appoint(s) Catherine MacGregor, David McNatt, Robin Nesbitt, and Christine Pierangeli, and each of them (with full power of substitution), the proxies of the undersigned to attend the Special Meeting of Shareholders of the Fund to be held on [                , 2012], at the offices of Charles Schwab & Co., Inc., 211 Main Street, San Francisco, California, 94105 commencing at [                 a.m.] Pacific time and any adjournments thereof (the “Special Meeting”), and to vote all of the shares of the Fund that the signer(s) would be entitled to vote at the Special Meeting and on any matter incident to the conduct of the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders and the Prospectus/Proxy Statement dated [                , 2012].

This proxy, when properly executed, will be voted as indicated below. If you sign without otherwise indicating a vote on the proposal, this proxy will be voted FOR the proposal. As to any other matter that may properly come before the Special Meeting, the shares will be voted by said proxies in accordance with their judgment. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Prospectus/Proxy Statement dated [                , 2012.

4 EASY WAYS TO VOTE YOUR PROXY
Vote by Mail: Check the appropriate box on the reverse side of this proxy card, date and sign below and return in the postage-paid envelope provided.
Vote Touch Tone Telephone: Call the toll free telephone number on your proxy card(s). Follow the recorded instructions.
Vote via the Internet: Log on to the internet site listed on your proxy card(s). Follow the on-screen instructions.
Vote with a Live Representative: Call toll free 1-800-290-6424 to speak with a live Proxy Solicitor representative.

Dated:

Signature(s)
Please sign exactly as your name(s) appear on this
card. When signing as attorney or executor,
administrator, trustee or guardian, please give full
title as such. If a corporation, please sign in full
corporate name by president or other authorized
officer. If a partnership, please sign in partnership
name by authorized person. For joint accounts, each
joint owner must sign.

Please fill in boxes as shown using black or blue ink or number 2 pencil.	☒
PLEASE DO NOT USE FINE POINT PEN

The Board of Trustees recommends that you vote FOR the Proposal.

Proposal:	To approve an Agreement and Plan of Reorganization by and between the Trust, on behalf of the Fund, and the Trust, on behalf of the Schwab Core Equity Fund, another series of the Trust, which provides for and contemplates: (1) the transfer of all of the assets and stated liabilities of the Fund to the Schwab Core Equity Fund in exchange for shares of the Schwab Core Equity Fund; and (2) the distribution of the shares of the Schwab Core Equity Fund to the shareholders of the Fund in liquidation of the Fund.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.